Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

With Respect To
3¼% Convertible Notes due 2023
(CUSIP Nos. 203349AB1; 203349AA3)
and
2005 Series A 3¼% Convertible Notes due 2023
(CUSIP No. 203349AC9)
of

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Pursuant to the Notice of Designated Event and Offer to Purchase

dated March 23, 2007

THE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 20, 2007, UNLESS EXTENDED OR EARLIER TERMINATED PURSUANT TO A REQUIREMENT OF APPLICABLE LAW (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, REFERRED TO AS THE “DESIGNATED EVENT EXPIRATION TIME”). HOLDERS MUST TENDER THEIR NOTES IN THE MANNER DESCRIBED BELOW ON OR PRIOR TO THE DESIGNATED EVENT EXPIRATION TIME TO RECEIVE THE PURCHASE PRICE. NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE DESIGNATED EVENT EXPIRATION TIME.

THE PAYING AGENT AND DEPOSITARY FOR THE OFFER IS:

The Bank of New York

By Hand or Courier:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7 East
New York, NY 10286
Attn: Mrs. Carolle Montreuil

By Facsimile:
(212) 298-1915

By Telephone:
(212) 815-5920

IMPORTANT INFORMATION

All capitalized terms used but not defined herein have the meanings ascribed to them in the Notice of Designated Event and Offer to Purchase (the “Offer to Purchase”).

This Letter of Transmittal is to be used by registered holders (the “Holders”) of the 3 1/4% Convertible Notes due 2023 (such series, the “2003 Notes”) and 2005 Series A 3 1/4% Convertible Notes due 2023 (such series, the “2005 Notes” and, together with the 2003 Notes, the “Notes”) of Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation (“Commonwealth”). This Letter of Transmittal is to be used by such Holders if tender of Notes is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in “Section 9. Procedures for Tendering Notes” in the Offer to Purchase, and instructions are not being transmitted through the DTC Automated Offer Program (“ATOP”).

Holders who are accepting the Offer by book-entry transfer to the Depositary’s account at DTC can execute their tender through ATOP. Participants of DTC that are accepting the Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Depositary’s account at DTC. DTC will then send an agent’s message (“Agent’s Message”) to the Depositary for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message. Accordingly, the Letter of Transmittal need not be completed by a Holder tendering through ATOP.

Delivery of this Letter of Transmittal to an address other than as set forth above, or of instructions via a facsimile number other than as listed above, will not constitute a valid delivery.

Note that the Offer does not include a provision for delivering Notes after the Designated Event Expiration Time pursuant to a Notice of Guaranteed Delivery. Therefore, all Notes must be tendered and received on or prior to the Designated Event Expiration Time.

The Offer is not being made to (nor will tenders of Notes be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

Delivery of documents to DTC does not constitute delivery to the Depositary.

The Offer is subject to the satisfaction or waiver of certain conditions specified in the Offer to Purchase.

The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

List below the Notes to which this Letter of Transmittal relates. If the space provided is inadequate, list the principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

DESCRIPTION OF NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held	Aggregate Principal Amount Represented
(please fill in if blank)

Total Principal Amount of Notes Tendered
* Need not be completed by Holders tendering by book-entry transfer.

The names and addresses of the registered Holders should be printed, if not already printed above, exactly as they appear on the Notes tendered hereby. The Notes and the principal amount of Notes that the undersigned wishes to tender should be indicated in the appropriate boxes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

TENDER OF NOTES

 ☐ CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE
      ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY
      PARTICIPANTS IN DTC MAY DELIVER NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution: _________________________________________________________________________

DTC Account Number: ______________________________________________________________________________

Transaction Code Number: ___________________________________________________________________________

Ladies and Gentlemen:

The undersigned hereby tenders to Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation (the “Company” or “Commonwealth”) and a wholly owned subsidiary of Citizens Communications Company (“Citizens”), on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the principal amount of Notes indicated in the table above entitled “Description of Notes Tendered” under the column heading “Total Principal Amount of Notes Tendered.” The Company’s obligation to accept for payment, and to pay for, Notes validly tendered pursuant to the Offer are subject to the terms and conditions set forth in the Offer to Purchase under “Section 12. Conditions to the Offer” and in this Letter of Transmittal.

A “Designated Event” (as defined in the Indentures governing the Notes) occurred on March 8, 2007 as a result of the merger (the “Merger”) of CF Merger Corp., a Delaware corporation and a wholly owned subsidiary of Citizens (“Merger Sub”), with and into Commonwealth, with Commonwealth surviving as a wholly owned subsidiary of Citizens pursuant to the Agreement and Plan of Merger dated as of September 17, 2006 (the “Merger Agreement”), among Commonwealth, Citizens and Merger Sub. As a result of the Designated Event and as required by the applicable Indenture, the Company is offering each Holder of the Notes the option to have such Holder’s Notes repurchased by the Company, upon and subject to the terms and conditions of the Offer to Purchase and the Letter of Transmittal. In accordance with the Indentures, Commonwealth is offering to purchase each $1,000 principal amount of the Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date, which will be April 23, 2007, unless the term of the Offer is extended or earlier terminated pursuant to a requirement of applicable law. On April 23, 2007 (the “Designated Event Repurchase Date”), the Company will purchase by accepting for payment all Notes properly tendered and not withdrawn as of the Designated Event Expiration Time, unless the offering period is extended or earlier terminated.

Subject to, and effective upon, the acceptance for payment of, and payment for, the principal amount of Notes tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby surrenders, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Notes tendered hereby, and so accepted for payment, waives any and all rights with respect to the Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Notes and the applicable Indenture) and releases and discharges the Company and its affiliates and its and their respective directors, officers and employees from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the Notes, including without limitation any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any conversion, redemption or defeasance of the Notes. The undersigned hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1) present such Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Notes on the account books maintained by DTC to, or upon the order of, the Company;

(2) present such Notes for transfer of ownership on the books of the Company; and

(3) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Depositary will have no rights to, or control over, funds from the Company, except as its agent, for the purchase price of any tendered Notes that are purchased by the Company), all in accordance with the terms set forth herein and in the Offer to Purchase.

The undersigned understands that tenders of Notes may be validly withdrawn by written, telegraphic or facsimile notice of withdrawal received by the Depositary at any time prior to the Designated Event Expiration Time, but not thereafter. In the event of a termination of the Offer, Notes will be credited to the account maintained at DTC from which such Notes were delivered. If the Company makes a material change in the terms of, or information concerning, the Offer, the Company will disseminate additional Offer materials to the Holders of Notes and extend the Offer to the extent required by law.

The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and acceptance of such Notes by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the satisfaction or waiver of the conditions of the Offer. For purposes of the Offer, the undersigned understands that validly tendered Notes (or defectively tendered Notes with respect to which the Company has, or has caused to be, waived such defect) will be deemed to have been accepted by the Company if, when the Company gives oral (confirmed in writing) or written notice thereof to the Depositary.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, surrender, sell, assign and transfer the Notes tendered hereby and that when such tendered Notes are accepted for payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned understands that the delivery and surrender of any Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated herein under “Special Issuance/Delivery Instructions,” the undersigned hereby request(s) that any checks for the purchase price be issued to the order of, and delivered to, the undersigned. In the event that the box entitled “Special Issuance/Delivery Instructions” is completed, the undersigned hereby request(s) that checks for the purchase price be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated.

SPECIAL ISSUANCE/DELIVERY

INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the purchase price is to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to be issued to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Name:______________________________________________________________________________________________
(Please print)

Address:____________________________________________________________________________________________
(Please print)
___________________________________________________________________________________________________

___________________________________________________________________________________________________
(Zip Code)

___________________________________________________________________________________________________
(Tax Identification or Social Security Number)

PLEASE SIGN HERE

(To be completed by all tendering Holders unless an Agent’s Message is delivered in connection with book-entry transfer of such Notes)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as such participant’s name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.

x___________________________________________________________________________________________________
x___________________________________________________________________________________________________
x___________________________________________________________________________________________________
Signature(s) of Registered Holder(s) or Authorized Signatory

(See guarantee requirement below)

Dated:__________________________________________________________________________________________, 2007
Name(s):_____________________________________________________________________________________________
(Please Print)

Capacity:_____________________________________________________________________________________________
Address: _____________________________________________________________________________________________
(Including Zip Code)

Area Code and
Tel. Number:__________________________________________________________________________________________

Tax Identification or
Social Security No.:_____________________________________________________________________________________

SIGNATURE GUARANTEE (see Instructions 1 and 4)
(Certain Signatures must be guaranteed by a Medallion Signature Guarantor)

Authorized Signature:____________________________________________________________________________________
Name:_______________________________________________________________________________________________
(Please print)

Title:_________________________________________________________________________________________________
Name of Eligible Institution:________________________________________________________________________________
Address:______________________________________________________________________________________________
(Include Zip Code)

Area Code and Telephone Number:_________________________________________________________________________
Dated:__________________________________________________________________________________________, 2007

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Signature Guarantees. A recognized participant (a “Medallion Signature Guarantor”) in the Securities Transfer Agents Medallion Program must guarantee the signatures on this Letter of Transmittal, unless the Notes tendered hereby are tendered:

(a) by a registered Holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) that has not completed the box entitled “Special Issuance/Delivery Instructions” on this Letter of Transmittal; or

(b) for the account of an Eligible Institution.

In other words, a Medallion Signature Guarantor must guarantee the signatures on this Letter of Transmittal if Notes are tendered other than for the account of an Eligible Institution and:

(a) the Notes are registered in the name of a person other than the signer of this Letter of Transmittal;

(b) Notes not accepted for payment or not tendered are to be returned to a person other than the registered Holder; or

(c) payment of the purchase price is to be made to a person other than the registered Holder. See Instruction 5.

2. Delivery of Letter of Transmittal and Notes. This Letter of Transmittal is to be completed by Holders if: tender of Notes is to be made by book-entry transfer to the Depositary’s account at DTC pursuant to the procedures set forth in “Section 9. Procedures for Tendering Notes” in the Offer to Purchase, and instructions are not being transmitted through ATOP.

A confirmation of a book-entry transfer into the Depositary’s account at DTC of all Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or prior to the Designated Event Expiration Time. Delivery of documents to DTC does not constitute delivery to the Depositary.

The method of delivery of this Letter of Transmittal, the Notes and any other required documents, including delivery through DTC and any acceptance or Agent’s Message delivered through ATOP, is at the option and risk of the tendering Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed for such documents to reach the Depositary. Except as otherwise provided in this Instruction 2, delivery will be deemed made only when actually received by the Depositary. No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Notes for payment.

3. Inadequate Space. If the space provided herein is inadequate, the principal amount represented by Notes should be listed on a separate schedule attached hereto.

4. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holders of the Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

If any of the Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered Holders of the Notes listed and transmitted hereby, no endorsements of Notes or separate instruments of transfer are required unless payment is to be made, or Notes not tendered or purchased are to be issued, to a person other than the registered Holders, in which case signatures on such Notes or instruments of transfer must be guaranteed by a recognized member of the Medallion Signature Guarantee Program.

If this Letter of Transmittal is signed other than by the registered Holders of the Notes listed, the Notes must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name or names of the registered Holders appear on the Notes, and signatures on such Notes or instruments of transfer are required and must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

5. Special Issuance and Delivery Instructions. If a check is to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the “Special Issuance/Delivery Instructions” box above on this Letter of Transmittal should be completed. All Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated above as the account from which such Notes were delivered.

6. Transfer Taxes. Except as set forth in this Instruction 6, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Notes to it, or to its order, pursuant to the Offer. If payment of the purchase price is to be made to, or if Notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if tendered Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer tax (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

7. Waiver of Conditions. The conditions of the Offer may be amended or waived by the Company, in whole or in part, at any time and from time to time in the Company’s sole discretion, in the case of any Notes tendered.

8. Backup Withholding Tax; Internal Revenue Service Forms. To avoid the application of a 28% backup withholding tax on the purchase price, each tendering Holder (or other payee) should complete and provide to the Depositary an Internal Revenue Service (“IRS”) Form W-9 (in the case of a U.S. Holder) or an IRS Form W-8BEN or other appropriate IRS Form W-8 (in the case of a Non-U.S. Holder).

Each U.S. Holder, when completing an IRS Form W-9, is required to provide the Holder’s correct taxpayer identification number (“TIN”) (generally the Holder’s Social Security or federal employer identification number), along with certain other information, and to certify under penalties of perjury that the Holder is a U.S. person, such TIN is correct (or that such Holder is awaiting a TIN) and that the U.S. Holder (or other payee) is not subject to backup withholding. Alternatively, a Holder can prevent backup withholding by providing a basis for exemption from backup withholding. Failure to provide the correct information on IRS Form W-9 or an adequate basis for an exemption may subject the tendering U.S. Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and federal income tax backup withholding at a rate of 28% on the payment of the purchase price. An IRS Form W-9, along with the accompanying instructions, has been included with this Letter of Transmittal for completion by U.S. Holders.

Non-U.S. Holders should not complete an IRS Form W-9. Instead, to avoid backup withholding, each Non-U.S. Holder should complete an IRS Form W-8BEN (or other appropriate type of IRS Form W-8). In the case of Non-U.S. Holders for which IRS Form W-8BEN is the appropriate form, only Parts I and IV of the IRS Form W-8BEN need to be completed to avoid U.S. backup withholding. Parts I and IV of the IRS Form W-8BEN require the Non-U.S. Holder to provide such Holder’s name and address, along with certain other information, and to certify, under penalties of perjury, that such Holder is not a U.S. person. Non-U.S. Holders may obtain an IRS Form W-8BEN and instructions (or other appropriate IRS Form W-8) from the Depositary or from the Internal Revenue Service’s website (http://www.irs.gov).

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Depositary at the telephone number and location listed on the back cover of the Offer to Purchase. A Holder may also contact such Holder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer.

IMPORTANT: This Letter of Transmittal (or a facsimile hereof), together with Notes and all other required documents, must be received by the Depositary prior to 5:00 p.m., New York City time, on the Designated Event Expiration Time with respect to Holders wishing to receive the purchase price.

IMPORTANT: Please include a properly completed IRS Form W-9 or IRS Form W-8. Failure to do so may result in the application of U.S. backup withholding tax. See Instruction 8.

THE PAYING AGENT AND DEPOSITARY FOR THE OFFER IS:

The Bank of New York

By Hand or Courier:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7 East
New York, NY 10286
Attn: Mrs. Carolle Montreuil

By Facsimile:
(212) 298-1915

By Telephone:
(212) 815-5920